UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
--------------------

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

                 May 21, 2014
Date of Report
(Date of earliest event reported)

Access National Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-49929	82-0545425
(State or other	(Commission	(IRS Employer Identification No.)
jurisdiction	File Number)
of incorporation)

           1800 Robert Fulton Drive, Suite 300, Reston, VA  20191
(Address of principal executive offices) (Zip Code)

                                (703) 871-2100
(Registrant’s telephone number, including area code)

                               n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Access National Corporation (the “Company”) (Nasdaq: ANCX) held its Annual Meeting of Shareholders on May 21, 2014, at which three (3) proposals were submitted to the Company’s shareholders. The proposals are described in detail in the Company’s proxy statement for the 2014 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 15, 2014 (the “2014 Proxy Statement”). Below are the final results for each proposal.

Proposal 1
The Company’s shareholders elected three (3) Class III directors to serve until the 2017 Annual Meeting of Shareholders. The votes regarding these director nominees were as follows:

	For		Broker Non-Votes
John W. Edgemond	6,080,295	219,464	3,418,536
Martin S. Friedman	6,153,420	146,339	3,418,536
Michael G. Anzilotti	6,187,509	112,250	3,418,536

The following Class I and Class II directors, whose terms expire in 2015 and 2016, respectively, continued in office: Class I – Michael W. Clarke and James L. Jadlos; Class II – Robert C. Shoemaker, Thomas M. Kody and J. Randolph Babbitt.

Proposal 2
The Company’s shareholders approved the advisory proposal regarding the compensation of the Company’s named executive officers as disclosed in the 2014 Proxy Statement.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
5,294,388	913,221	92,150	3,418,536

Proposal 3
The Company’s shareholders ratified the selection of BDO USA, LLP to serve as independent public accountants for the fiscal year ending December 31, 2014. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
9,623,507	15,164	79,624	-0-

No other matters were voted on at the meeting.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS NATIONAL CORPORATION
(Registrant)

Date: May 28, 2014	By:	/s/ Michael W. Clarke
	Name:	Michael W. Clarke
	Title:	President, Chief Executive Officer